E-2

                                                                    EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ANDERSEN GROUP, INC.

         We, the subscribers, certify that we do hereby associate ourselves as a body politic and corporate under the statute laws of the State of Connecticut; and we further certify that:

FIRST:        The name of the corporation is Andersen Group, Inc.

SECOND: The nature of the business to be transacted and the purposes to be promoted and carried out by the corporation are as follows:

              To  engage  in  any  lawful  act  or  activity   for  which  a
              corporation may be organized under the provisions of the Connecticut Business Corporation Act.

THIRD: The amount of the capital stock of said corporation hereby authorized is six million(6,000,000) shares of common stock, without par value, and eight hundred thousand (800,000) shares of preferred stock, without par value, the terms of which are set forth on Exhibit A attached hereto. The Board of Directors is authorized to issue, from time to time, all such shares, to fix and determine the terms, limitations and relative rights and preferences of the preferred stock into series, to fix and determine the variations among series to the extent permitted by law and to provide that shares of the preferred stock, or any thereof, may series be convertible into the same or a different number of shares of common stock.

FOURTH: The amount of paid-in capital with which this corporation shall commence business is $2,000.

FIFTH:        The duration of the corporation is unlimited.

SIXTH: No stockholder of said corporation shall have any preemptive or other right of subscription to any shares of any class of stock of said corporation, issued or to be issued or sold, whether now or hereafter authorized, or to any securities convertible into stock of said corporation of any class, or to receive any such shares or securities by way of dividend, other than right or rights, if any, as the Board of Directors may determine; but any shares of stock or convertible securities which the Board of Directors may determine to offer for subscription to stockholders may, at the discretion of the Board of Directors, be offered in such proportions and to the holders of any one or more or all classes of stock of the corporation then outstanding, and at such price or prices as the Board of Directors may determine.

SEVENTH: A director of the corporation shall not be liable to the corporation or its shareholders for breach of duty as a director for monetary damages in an amount in excess of the compensation received by such director for serving the corporation during the year of such breach (or such lesser amount as may hereafter be permitted by the Connecticut Business Corporation Act), except to the extent such exemption from liability or limitation thereof is not permitted under the Connecticut Business Corporation Act as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this provision shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

                                    EXHIBIT A


                      STATEMENT FIXING AND DETERMINING THE
       TERMS OF SHARES OF SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
                            OF ANDERSEN GROUP, INC.

     The Series A Cumulative Convertible Preferred Stock of Andersen Group, Inc. shall be subject to the following terms, limitations, relative rights and preferences.

         1. Designation. There shall be a series of Preferred Stock, the designation of which shall be the "Series A Cumulative Convertible Preferred Stock, without par value," hereinafter referred to as the Series A Stock and the number of authorized shares constituting the Series A Stock shall be 800,000.

         2. Dividends. (a) The holders of the Series A Stock shall be entitled to receive, when and as declared by the Board of Directors but only out of funds legally available therefor, cumulative cash dividends at the rate specified in subparagraph (b) below, and no more, payable not later than 45 days after the end of each fiscal quarter of the Company, commencing with the end of the fiscal quarter during which the Series A Stock is initially issued. Such dividends shall be subject to proportional adjustment if dividends are payable for any part of a fiscal quarter. So long as any share of Series A Stock remains outstanding no dividend or other distribution shall be paid or declared on any shares of Common Stock, without par value (the "Common Stock"), of the Company, other than dividends payable in shares of Common Stock of the Company, unless all cumulative dividends on the Series A Stock shall have been paid or declared and set apart for payment. Subject to the foregoing and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor, and the Series A Stock shall not be entitled to participate in any such dividends or distributions whether payable in cash, stock or otherwise.

                  (b) Cumulative dividends shall be payable at a quarterly rate per share upon the Series A Stock in an amount equal to $0.375.

         3. Optional Redemption. All or any part of the Series A Stock may be called for redemption by the Company at its option at any time or from time to time on or after the day after the second anniversary of February 28, 1991 (the "Effective Time"), by paying therefor in cash a redemption price equal to $17.75 per share in the case of any such redemption during the period commencing on the day after such second anniversary and ending on the third anniversary of the Effective Time, $18.00 per share in the case of any such redemption during the period commencing on the day after such third anniversary and ending on the fourth anniversary of the Effective Time, $18.25 per share in the case of any such redemption during the period commencing on the day after such fourth anniversary and ending on the fifth anniversary of the Effective Time, and $18.75 per share in the case of any such redemption thereafter, in each case plus accrued and unpaid dividends to the date fixed for redemption. At least twenty (20) days' notice prior to the redemption date, by prepaid certified mail, shall be given to the holders of record of the Series A Stock to be redeemed, addressed to the last post office address shown on the records of the Company. On the date fixed for redemption, and stated in such notice, such holder of such Series A Stock shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a shareholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest. If fewer than all the outstanding shares of Series A Stock are to be redeemed pursuant to this paragraph, the number of shares to be redeemed shall be determined by the Board of Directors of the Company, and such shares shall be redeemed pro rata from all record holders of the Series A Stock in proportion to the number of such shares held by such holders (rounding to the nearest whole share to avoid redemption of fractional shares).

         4.       Voting Rights.

                  (a) General. The shares of Series A Stock shall not be entitled to vote upon any matters upon which shareholders are entitled to vote, except to the extent required by law, including the right to a class vote in the event of any amendment to the Company's certificate of incorporation which creates a new class of shares equal or senior to the Series A Stock or changes an existing class of shares into a class equal or senior to the Series A Stock, and except to the extent set forth in subparagraph (b) of this paragraph 4.

                  (b) Certain Voting Rights. If and whenever six quarterly dividends or the equivalent (whether or not consecutive) payable on the Series A Stock shall be in arrears whether or not earned or declared, the number of Directors then constituting the Board of Directors of the Company shall be increased by one and the holders of the Series A Stock, voting together as a class, shall be entitled to elect the one additional Director at any annual meeting of shareholders or a special meeting held in place thereof, or at a special meeting of the holders of the Series A Stock called as hereinafter provided. Whenever all arrears in dividends on the Series A Stock then outstanding shall have been paid and dividends thereon for the current dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Stock to elect such additional one Director shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the term of office of any person elected as Director by the holders of the Series A Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the Series A Stock, the Secretary of the Company may, and upon the written request of any holder of shares of the Series A Stock (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series A Stock for the election of the one Director to be elected by them as herein provided, such call to be made by notice similar to that provided in the by-laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of shares of the Series A Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The Director elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as above provided. In case any vacancy shall occur with respect to the Director elected by the holders of the Series A Stock, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders or special meeting held in place thereof upon the nomination by the holders of the Series A Stock.

         5. Liquidation, Dissolution and Winding Up. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the Series A Stock shall be entitled, before any assets of the Company shall be distributed among or paid over to the holders of the Common Stock, to be paid $18.75 per share together with any accrued and unpaid dividends thereon, and to no more. If, upon such liquidation, dissolution or winding up, the assets of the Company distributable as aforesaid among the holders of the Series A Stock shall be insufficient to permit payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Series A Stock issued and outstanding and having such priority.

        6. Conversion. (a) The holder of shares of Series A Stock shall have the right, at its option, to convert one or more of such shares into fully paid and nonassessable shares of Common Stock of the Company at any time and from time to time after the date of issuance, at the rate of 1.875 shares of Common Stock for each one share of Series A Stock or at the rate which results from the making of any adjustment specified in subparagraph (e) hereof (the number of shares of Common Stock issuable at any time, giving effect to the latest prior adjustment pursuant to subparagraph (e) hereof, if any, in exchange for one share of Series A Stock being hereinafter called the "Conversion Rate").

                  (b) The Series A Stock shall be convertible at the office of any transfer agent of the Company, and at such other office or offices, if any, that the Board of Directors may designate, into fully paid and nonassessable shares of Common Stock at the Conversion Rate. In case of the redemption for any shares of Series A Stock, such right of conversation shall cease and terminate, as to the shares to be redeemed, at the close of business on the date fixed for such redemption, unless default shall be made in the payment of the redemption price for the shares to be so redeemed.

                  (c) In order to convert shares of Series A Stock into shares of Common Stock pursuant to the right of conversion set forth in subparagraph
(a), the holder thereof shall surrender the certificate or certificates representing Series A Stock, duly endorsed to the Company or in blank, at any office herein above mentioned and shall give written notice to the Company at said office that such holder elects to convert the same, stating in such notice the name or names in which such holder wishes the certificate or certificates representing shares of Common Stock to be issued. The Company shall, within five business days, deliver at said office to such holder of Series A Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash to which such holder shall be entitled in lieu of fractional shares in an amount equal to the same fraction of the Market Price (as hereinafter defined) of a whole share of Common Stock on the business day preceding the day of conversion. The Company shall make no payment or adjustment on account of any dividends accrued on the shares of the Series A Stock surrendered for conversion or any dividends upon shares of Common Stock issued upon conversion, except that the registered holder of shares of Series A Stock being converted shall be entitled to receive payment of any unpaid dividends which have accrued on such shares for dividend periods up to the dividend payment date immediately preceding such surrender for conversion at the time the Company makes payment to other holders of the Series A Stock of accrued unpaid dividends for such dividend periods; provided, that if the Company acquires at any time all outstanding shares of Series A Stock, the Company shall on the date of the acquisition of the last outstanding share, declare and pay such accrued and unpaid dividends out of funds legally available therefor. Shares of Series A Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Stock surrendered for conversion, the Company shall issue and deliver to, or upon the written order of, the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Series A Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to the rights of the shares of Series A Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                  (d) The issuance of certificates for shares of Common Stock upon the conversion of shares of Series A Stock shall be made without charge to the converting stockholder for any original issue or transfer tax in respect of the issuance of such certificates and any such tax shall be paid by the Company. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common stock in a name other than that in which the shares of Series A Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

                  (e) The Conversion Rate shall be subject to the following adjustments:

                         (i) If the Company shall declare and pay to the holders
of Common Stock a dividend or other distribution payable in shares of Common Stock or Convertible Securities (as hereinafter defined), the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holders of Series A Stock hereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after the declaration and payment of such dividend or other distribution if such shares of Series A Stock had been converted immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution.

     (ii) If the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of its shares of Common Stock any shares of the Company, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holders of Series Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after the happening of any of the events described above if such shares of Series A Stock had been converted immediately prior to the happening of such event on the day upon which such subdivision, combination or reclassification, as the case may be, becomes effective.

     (iii) If the Company shall issue or sell any Additional Shares of Common Stock for a consideration per share less than the Conversion Amount, then the Conversion Rate shall be adjusted to the number determined by multiplying the Conversion Rate in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued or sold, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for such Additional Shares of Common Stock so issued or sold would purchase at a consideration per share equal to the Conversion Amount. For the purposes of this subparagraph (iii), the date as of which the Conversation Amount shall be computed shall be the earlier of (x) the date on which the Company shall enter into a firm contract for the issuance or sale of such Additional Shares of Common Stock or (y) the date of the actual issuance or sale of such shares.

     (iv) If the Company shall issue or sell any warrants or options or other rights entitling the holders thereof to subscribe for or purchase either any Additional Shares of Common Stock or evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock (such convertible or exchangeable evidences of indebtedness, shares of stock or other securities hereinafter being called "Convertible Securities"), and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities (when added to the consideration per share of Common Stock, if any, received for such Convertible Securities, warrants or other rights), shall be less than the Conversion Amount, then the Conversion Rate shall be adjusted as provided in subparagraph (iii) on the basis that (x) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (y) the aggregate consideration (plus the consideration, if any, received for such Convertible Securities, warrants or other rights) for such maximum number of Additional Shares of Common Stock shall be deemed to be the consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities.

                          (v) If the  Company  shall  issue or sell  Convertible
Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Conversion Amount, then the Conversion Rate shall be adjusted as provided in subparagraph (iii) on the basis that (x) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (y) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to the terms of such Convertible Securities. No adjustment of the Conversion Rate shall be made under this subparagraph (v) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other rights, if such adjustment shall previously have been made upon the issuance of such warrants or
other  rights  pursuant  to   subparagraph   (iv).

     (vi) For the purposes of subparagraphs (iv) and (v), the date as of which the Conversion Amount shall be computed shall be the earliest of (x) the date of which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any warrants or other rights referred to in subparagraph (iv) or to receive any Convertible Securities, (y) the date on which the Company shall enter into a firm contract for the issuance of such warrants or other rights or Convertible Securities or (z) the date of the actual issuance of such warrants or other rights or Convertible Securities.

     (vii) No adjustment of the Conversion Rate shall be made under subparagraph
(iii) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor), pursuant to subparagraphs (iv) or (v).

     (viii) If any  warrants or other  rights (or any  portions  thereof)  which shall have given rise to any adjustment pursuant to subparagraph (iv) or conversion rights pursuant to Convertible Securities which shall have given rise to any adjustment pursuant to subparagraph (v) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such warrants or other rights or Convertible Securities there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Rate hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of
(x) eliminating from the computation of any Additional Shares of Common Stock corresponding to such warrants or other rights or conversion rights as shall have expired or terminated, (y) treating the Additional Shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such warrants or other rights or of conversion rights pursuant to any Convertible Securities as having been issued for the consideration actually received and receivable therefor, and (z) treating any of such warrants or other rights or of conversion rights pursuant to any Convertible Securities which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time; provided, however, that any consideration which was actually received by the Company in connection with the issuance or sale of such warrants or other rights shall form part of the readjustment computation even though such warrants or other rights shall have expired without the exercise thereof. (ix) To the extent that any Additional Shares of Common Stock, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock, or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock, warrants or other rights or Convertible Securities are offered by the Company for subscription, the subscription price or, if such Additional Shares of Common Stock, warrants or other rights or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof. If and to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined by the Board of Directors of the Company. If Additional Shares of Common Stock shall be issued as part of a unit with warrants or other rights, then the amount of consideration for the warrant or other right shall be deemed to be the amount determined at the time of issuance by the Board of Directors of the Company. If the Board of Directors of the Company shall not make any such determination, the consideration for the warrant or other right shall be deemed to be zero.

     (x) In case the Company shall effect a reorganization, shall merge with or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business and, pursuant to the terms of such reorganization, merger, consolidation or disposition of assets, shares of stock or other securities, property or assets of the Company, successor or transferee or an affiliate thereof or cash are to be received by or distributed to the holders of Common Stock, then each holder of Series A Stock shall be given a written notice from the Company informing each holder of the terms of such reorganization, merger, consolidation, or disposition of assets and of the record date, thereof for any distribution pursuant thereto, at least ten days in advance of such record date, and each holder of Series A Stock shall have the right thereafter to receive, upon conversion of such Series A Stock, the number of shares of stock or other securities, property or assets of the Company, successor or transferee or affiliate thereof or cash receivable upon or as a result of such reorganization, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock equal to the Conversion Rate immediately prior to such event, multiplied by the number of shares of Series A Stock as may be converted. The provisions of this subparagraph (x) shall similarly apply to successive reorganizations, mergers, consolidation or dispositions of assets.

     (xi) The Company may make such increases in the conversion rate, so as to increase the number of shares of Common Stock into which the Series A Stock may be converted, in addition to those required by subparagraphs (i) - (v) and (x) above, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

     (xii) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of such shares shall be considered an issue or sale of Common Stock for the purposes of this paragraph (e).

     (xiii) If a state of facts shall occur which, without being specifically controlled by the provisions of this paragraph (e), would not in the reasonable opinion of the Board of Directors fairly protect the conversion rights of the Series A Stock in accordance with the essential intent and principles of such provision, then the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

     (xiv) Anything herein to the contrary notwithstanding, no adjustment in the Conversion Rate shall be required unless such adjustment, either by itself orwith other adjustments not previously made, would require a change of at least1% in such rate; provided, however, that any adjustment which by reason of this subparagraph (xiv) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (xv) All calculations under this paragraph (e) shall be made to the nearest one-thousandth of a share.

     (xvi) Whenever the Conversion Rate shall be adjusted pursuant to this paragraph (e), the Company shall forthwith cause to be delivered to each holder of Series A Stock, a notice setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any consideration other than cash pursuant to subparagraph (ix)) and specifying the new Conversion Rate, accompanied by a letter of a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing selected by the Board of Directors of the Company, stating that such firm has reviewed the relevant provisions of this paragraph 6 and the Company's calculation of the new Conversion Rate. In the case referred to in subparagraph (x), such notice shall be issued describing the amount and kind of stock, securities, property or assets or cash which shall be receivable upon conversion of the Series A Stock after giving effect to the provision of such subparagraph (x).

     (xvii) The Company shall provide the holders of the Series A Stock prompt notice ofany tender or exchange offer made to holders of the Common Stock to the extent such offer is subject to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  (f) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purposes of effecting the conversion of Series A Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Stock at the time outstanding. The Company shall take at all times such corporate action as shall be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of Series A Stock in accordance with the provision hereof, free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company will, at its expense, use its best efforts to cause such shares of Common Stock to be listed (subject to issuance or notice of issuance on all stock exchanges, if any, on which the Company's Common Stock may become listed.

                  (g) No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon any conversion of Series A Stock, but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the Market Price of a whole share of Common Stock on the business day preceding the day of conversion.

         7.       Definitions

                  (a) "Additional Shares of Common Stock" shall mean all shares of Common Stock of the Company issued by the Company after the Effective Time, except (i) shares which may be issued pursuant to conversion of the Series A
Stock, and (ii) shares issued upon conversion of convertible securities outstanding on the date of issuance of the Series A Stock, or upon the exercise of options granted or to be granted with respect to up to 100,000 shares pursuant to any stock option plan approved by the shareholders of the Company.

                  (b) "Conversion Amount" shall mean at any applicable date, the amount equal to the quotient resulting from dividing $15.45 by the Conversion Rate in effect on such date for the Series A Stock.

                  (c) "Market Price" of a share of Common Stock on any day shall mean the average closing price of a share of Common Stock for the 15 consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average closing price of a share of Common Stock for the 15 consecutive trading days preceding such day on the NASDAQ/National Market Systems, or if the shares of Common Stock are not publicly traded, the Market Price for such day shall be the Conversion Amount or the book value of a share of Common Stock of the Company as disclosed in the last balance sheet of the Company regularly prepared by the Company, whichever is higher.

         8. Stated Value. The entire consideration received by the Company upon issuance of the Series A Stock shall be allocated to capital surplus.

         9. Shares Surrendered. Any shares of Series A Stock redeemed, purchased or otherwise reacquired, or surrendered for conversion shall be canceled and restored to the status of authorized but unissued shares of Preferred Stock of the Company, but shall not thereafter be issued as shares of Series A Stock.

         10. Reports to Holders. The Company shall transmit to the holders of the Series A Stock copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, including, without limitation, its Annual Reports to Shareholders, its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. If the Company is not required to file such information the Company shall transmit to the holders of the Series A Stock, within 15 days after it would have been required to file such information with the Securities and Exchange Commission, financial statements, including any notes thereto, prepared in accordance with generally accepted accounting principles, reasonably comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company were subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.